Exhibit 1.1

JBDI HOLDINGS LIMITED

UNDERWRITING AGREEMENT

2,250,000 Ordinary Shares

August 26, 2024

Wilson-Davis & Co., Inc.

236 S Main

Salt Lake City, Utah 84101

As Representative of the Several Underwriters Named on Schedule I hereto

Ladies and Gentlemen:

JBDI HOLDINGS LIMITED, a Cayman Islands exempted company with limited liability (the “Company”) and E U Holdings Pte. Ltd., Mr. Lim Tze Chong, Ms. Siow Kim Lian, Mr. Lim Chwee Poh and Mr. Lim Kim Seng, shareholders of the Company (the “Selling Shareholders”), propose, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters,” or each, an “Underwriter”), for whom Wilson-Davis & Co., Inc. is acting as representative (the “Representative,” and if there are no Underwriters other than the Representative, references to multiple Underwriters shall be disregarded and the term Representative as used herein shall have the same meaning as Underwriter), an aggregate of 2,250,000 ordinary shares, par value $0.0005 per share (the “Ordinary Shares”), of the Company (the “Shares” or the “Securities”), of which 1,750,000 Ordinary Shares are to be issued and sold by the Company and 500,000 Ordinary Shares are to be sold by the Selling Shareholders (the Ordinary Shares to be sold by the Selling Shareholders being the “Shareholder Shares”).

The Company, the Selling Shareholders and the several Underwriters hereby confirm their agreement as follows:

1. Registration Statement and Prospectus.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement covering the Securities on Form F-1 (File No. 333-276945) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, including a preliminary prospectus relating to the Securities and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement. Such registration statement, as amended (including any post effective amendments), has been declared effective by the Commission. Such registration statement, including amendments thereto (including post effective amendments thereto) and all documents and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise at the time of effectiveness thereof (the “Effective Time”), the exhibits and any schedules thereto at the Effective Time or thereafter during the period of effectiveness and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations at the Effective Time or thereafter during the period of effectiveness, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement. Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter called a “Preliminary Prospectus.” The Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the pricing of the offering contemplated hereby is hereinafter called the “Pricing Prospectus.”

The Company is filing with the Commission pursuant to Rule 424 under the Securities Act a final prospectus covering the Securities, which includes the information permitted to be omitted therefrom at the Effective Time by Rule 430A under the Securities Act. Such final prospectus, as so filed, is hereinafter called the “Final Prospectus.” The Final Prospectus, the Pricing Prospectus and any Preliminary Prospectus in the form in which they were included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereinafter called a “Prospectus.” Reference made herein to any Preliminary Prospectus, the Pricing Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein.

2. Representations and Warranties of the Company Regarding the Offering.

(a) The Company represents and warrants to, and agrees with, the several Underwriters, as of the date hereof and as of the Closing Date (as defined in Section 4(d) below), as follows:

(i)	No Material Misstatements or Omissions. At each time of effectiveness, at the date hereof, at the Closing Date, the Registration Statement and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not, does not, and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package (as defined below) as of the date hereof and at the Closing Date, any roadshow or investor presentations delivered to and approved by the Underwriters for use in connection with the marketing of the offering of the Securities (the “Marketing Materials”), if any, and the Final Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act, at the Closing Date, did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Disclosure Package or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for use in the preparation thereof, which written information is described in Section 7(f). The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations. No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii)	Marketing Materials. The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Securities other than the Time of Sale Disclosure Package and the roadshow or investor presentations delivered to and approved by the Representative for use in connection with the marketing of the offering of the Securities.

(iii)	Accurate Disclosure. (A) The Company has provided a copy to the Underwriters of each Issuer Free Writing Prospectus (as defined below) used in the sale of Securities. The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission. When taken together with the rest of the Time of Sale Disclosure Package or the Final Prospectus, no Issuer Free Writing Prospectus, as of its issue date and at all subsequent times though the completion of the public offer and sale of the Securities, has, does or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f). As used in this paragraph and elsewhere in this Agreement:

(1)	“Time of Sale Disclosure Package” means the Prospectus most recently filed with the Commission before the time of this Agreement, including any preliminary prospectus supplement deemed to be a part thereof, each Issuer Free Writing Prospectus, and the description of the transaction provided by the Underwriters included on Schedule II.

(2)	“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

Each Issuer Free Writing Prospectus listed on Schedule III satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined in Section 5(a) hereof), all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(iv)	Financial Statements. The financial statements of the Company, together with the related notes and schedules, included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, and fairly present in all material respects the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). No other financial statements, pro forma financial information or schedules are required under the Securities Act, the Exchange Act, or the Rules and Regulations to be included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(v)	Pro Forma Financial Information. The pro forma financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statements amounts in the pro forma financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. The pro forma financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply as to form in all material respects with the application requirements of Regulation S-X under the Exchange Act.

(vi)	Independent Accountants. To the Company’s knowledge, Onestop Assurance PAC, which has expressed its opinion with respect to the audited financial statements and schedules included as a part of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(vii)	Accounting Controls. The Company and its subsidiaries will maintain a system of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officer, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(viii)	Forward-Looking Statements. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or the Marketing Materials.

(ix)	Statistical and Marketing-Related Data. All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or included in the Marketing Materials, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(x)	Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number 001-42259) providing for the registration pursuant to Section 12(b) under the Exchange Act of the Ordinary Shares. The registration of the Ordinary Shares under the Exchange Act has been declared effective by the Commission on or prior to the date hereof. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

(xi)	Stock Exchange Listing. The Ordinary Shares have been approved for listing on The Nasdaq Capital Market (“Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, delisting the Ordinary Shares from Nasdaq, nor has the Company received any written notification that Nasdaq is contemplating terminating such listing.

(xii)	Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xiii)	Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xiv)	Payments. All payments to be made by the Company under this Agreement and, except as expressly disclosed in each of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, all dividends and other distributions on the Shares (i) may, under the current laws and regulations of the Cayman Islands, British Virgin Islands, Singapore, and the United States or any political subdivision or any authority or agency therein or thereof having power to tax, or of any other jurisdiction in which the Company is organized or incorporated, engaged in business or is otherwise resident for tax purposes or any political subdivision or any authority or agency therein or thereof having the power to tax (each, a “Relevant Taxing Jurisdiction”), be freely transferred out of the Relevant Taxing Jurisdiction and (ii) will, under the current laws and regulations of any Relevant Taxing Jurisdiction, not be subject to withholding or deduction of or on account of taxes and are otherwise payable free and clear of any withholding or deduction of or on account of taxes in each Relevant Taxing Jurisdiction and without the necessity of obtaining any governmental authorization in any Relevant Taxing Jurisdiction.

(xx)	Foreign Private Issuer. The Company is a “foreign private issuer” (as such term is defined in the Rules and Regulations under the Securities Act and Exchange Act) and, as of the Effective Time, the conditions to the use of Form F-1 in connection with this offering and sale of the Shares as contemplated hereby have been satisfied.

(b) Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3. Representations and Warranties Regarding the Company and the Selling Shareholders.

(a) The Company represents and warrants to, and agrees with, the several Underwriters, as of the date hereof and as of the Closing Date, as follows:

(i)	Good Standing. Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing as a corporation or other entity in good standing (or equivalent status in the relevant jurisdiction) under the laws of its jurisdiction of incorporation or organization. Each of the Company and its subsidiaries has the power and authority (corporate or otherwise) to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary, except where the failure to so qualify would not have or be reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(ii)	Validity and Binding Effect of Agreement. This Agreement has been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii)	Contracts. The execution, delivery and performance of this Agreement and the consummation of the transactions herein and therein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such conflict, breach or default is not reasonably likely to result in a Material Adverse Effect, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) (a “Default Acceleration Event”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such conflict, default, or Default Acceleration Event is not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s Amended and Restated Memorandum and Articles of Association (“Memorandum and Articles”).

(iv)	No Violations of Governing Documents. Neither the Company nor any of its subsidiaries is in violation, breach or default under its Memorandum and Articles or other equivalent constitutional, organizational or governing documents.

(v)	Consents. No consents, approvals, orders, authorizations or filings are required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the issue and sale of the Securities, except (A) the registration under the Securities Act of the Securities, which has been effected, (B) the necessary filings and approvals from Nasdaq to list the Securities, (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Securities by the several Underwriters, (D) such consents and approvals as have been obtained and are in full force and effect, and (E) such consents, approvals, orders, authorizations and filings the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(vi)	Capitalization. The Company and each subsidiary have an authorized capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the issued and outstanding shares of capital stock of the Company (including the Shareholder Shares) and each subsidiary are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. Since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company or any subsidiary. The Shares have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Shares has been duly and validly taken. The Shares conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(vii)	Taxes. Each of the Company and its subsidiaries has (a) filed all foreign, federal, state and local tax returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and (b) paid all taxes (as hereinafter defined) shown as due and payable on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary (except where the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect). The provisions for taxes payable, if any, shown on the financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. To the knowledge of the Company, no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(viii)	Material Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, and except as disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding Ordinary Shares due to the issuance of shares upon the exercise of outstanding options or warrants, upon the conversion of outstanding shares of preferred stock or other convertible securities, due to the vesting of outstanding stock grants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, other than periodic accruals in the ordinary course pursuant to the terms of the Company’s outstanding debt, and (e) there has not been the occurrence of any Material Adverse Effect.

(ix)	Absence of Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company, any of its subsidiaries, or any executive officer or director which has not been disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(x)	Regulatory. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus: (i) neither the Company nor any subsidiary has received notice from any Governmental Entity (as defined below) alleging or asserting noncompliance with any Applicable Regulations (as defined below) or Authorizations (as defined below); (ii) the Company and each subsidiary is and has been in material compliance with federal, state or foreign statutes, laws, ordinances, rules and regulations applicable to the Company (collectively, “Applicable Regulations”); (iii) the Company and each subsidiary possesses all licenses, certificates, approvals, clearances, consents, authorizations, qualifications, registrations, permits, and supplements or amendments thereto required by any such Applicable Regulations and/or to carry on its businesses as now conducted (“Authorizations”) and such Authorizations are valid and in full force and effect and the Company and each subsidiary is not in violation of any term of any such Authorizations; (iv) neither the Company nor any subsidiary has received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product, operation or activity is in violation of any Applicable Regulations or Authorizations or has any knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, has there been any material noncompliance with or violation of any Applicable Regulations by the Company or any subsidiary that could reasonably be expected to require the issuance of any such communication or result in an investigation, corrective action, or enforcement action by any Governmental Entity; and (v) neither the Company nor any subsidiary has received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such Governmental Entity has threatened or is considering such action. Neither the Company nor any subsidiary, nor to the Company’s knowledge, any of its directors, officers, employees or agents has been convicted of any crime under any Applicable Regulations. “Governmental Entity” shall be defined as any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (whether foreign or domestic) having jurisdiction over the Company or its subsidiaries or any of its properties, assets or operations.

(xi)	Good Title. The Company and each of its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus and those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.

(xii)	Intellectual Property. The Company and each of its subsidiaries have, or have rights to use, all patents, patent applications, registered trademarks, trademark applications, registered service marks, registered trade names, trade secrets, inventions, registered copyrights, licenses and other intellectual property rights necessary for use, or currently used in connection with their respective businesses as described in the Registration Statement and which the failure to so have would have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any subsidiary has received written notice that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned. Neither the Company nor any subsidiary has received, since the date of the latest audited financial statements included within the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person of any of the Intellectual Property Rights. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(xiii)	Employment Matters. There is (A) to the Company’s knowledge, no unfair labor practice complaint pending against the Company, or any of its subsidiaries, nor threatened against it or any of its subsidiaries, before the Singapore Ministry of Manpower, any state or local labor relation board or any foreign labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the Company’s knowledge, threatened against it and (B) to the Company’s knowledge, no labor disturbance by the employees of the Company or any of its subsidiaries exists or is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries, principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(xiv)	ERISA Compliance. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which would reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(xv)	Environmental Matters. The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge.

(xvi)	SOX Compliance. The Company has taken all actions it deems reasonably necessary or advisable to take on or prior to the date of this Agreement to assure that, upon and at all times after the Effective Date, it will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof. (the “Sarbanes-Oxley Act”) that are then in effect and will take all action it deems reasonably necessary or advisable to assure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon it and at all times after the effectiveness of such provisions.

(xvii)	Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xviii)	Anti-Bribery and Corruption Laws. Neither the Company nor any subsidiary, nor, to the knowledge of the Company, any director, officer, employee, representative, agent, affiliate of the Company, any subsidiary or any other person acting on behalf of the Company or any subsidiary, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the (i) Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, or (ii) the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any similar laws in any other jurisdictions.

(xix)	Sanctions. Neither the Company nor any subsidiary, nor to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries or any other person acting on behalf of the Company or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or is otherwise a person whom transactions are currently prohibited under: (i) the laws and regulations administered by OFAC; (ii) any equivalent European Union measure, including sanctions imposed against certain states, organizations and individuals under the European Union’s Common Foreign & Security Policy; (iii) any economic sanctions administered by His Majesty’s Treasury; or (iv) any sanctions administered by the United Nations Security Council; or any other relevant sanctions authority (collectively, “Sanctions”); and neither the Company nor any subsidiary will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. Neither the Company nor any subsidiary will directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxi)	Insurance. Following the consummation of the offering contemplated hereby, the Company and each subsidiary will carry insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xxi)	Books and Records. The minute books of the Company and each subsidiary have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company and each subsidiary (or analogous governing bodies and interest holders, as applicable), since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(xxii)	No Violation. Neither the Company nor any its subsidiaries nor, to its knowledge, any other party is in violation, breach or default of any Contract that has resulted in or could reasonably be expected to result in a Material Adverse Effect.

(xxiii)	Continued Business. No supplier, customer, distributor or sales agent of the Company or any subsidiary has notified the Company or any subsidiary that it intends to discontinue or decrease the rate of business done with the Company or any subsidiary, except where such discontinuation or decrease has not resulted in and could not reasonably be expected to result in a Material Adverse Effect.

(xxiv)	No Finder’s Fee. There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to any Underwriter or the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters’ compensation, as defined by FINRA.

(xxv)	No Fees. Except as disclosed to the Representative in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member participating in the offering as defined in FINRA Rule 5110(j)(15) (“Participating FINRA Member”), or (iii) any person or entity that has any direct or indirect affiliation or association with any Participating FINRA Member within the twelve (12) month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or through the 60 day period after the Registration Statement is declared effective.

(xxvi)	Proceeds. None of the net proceeds of the offering will be paid by the Company to any Participating FINRA Member or any affiliate or associate of any Participating FINRA Member, except as specifically authorized herein.

(xxvii)	No FINRA Affiliations. To the Company’s knowledge and except as disclosed to the Representative in writing, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 10% or more of any class of the Company’s securities or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any Participating FINRA Member. The Company will advise the Representative and counsel to the Underwriters if it becomes aware that any officer, director of the Company or its subsidiaries or any owner of 10% or more of any class of the Company’s securities is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(xxviii)	No Financial Advisor. Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(xxix)	Cyber Security and Data Protection. The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases of the Company and its subsidiaries (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operations of the businesses of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (collectively, “Personal Data”)) used in connection with their businesses and implemented backup and disaster recovery technology consistent with industry standards and practice, and there have been no breaches, violations, outages, attack or unauthorized uses of or accesses to same; the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(xxx)	No Registration Rights. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(xxxi)	Prior Sales of Securities. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company has not sold or issued any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans, pursuant to outstanding preferred stock, options, rights or warrants or other outstanding convertible securities or in connection with the vesting of any outstanding stock grants.

(xxxii)	Jurisdiction. The Company has the power to submit, and pursuant to this Agreement, has submitted, legally, validly, effectively and irrevocably, to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York; and the Company has the power to designate, appoint and empower, and pursuant to this Agreement has, designated, appointed and empowered, validly, effectively and irrevocably, an agent for service of process in any suit or proceeding based on or arising under this Agreement in any U.S. Federal or New York State court in the Borough of Manhattan in the City of New York, as provided herein.

(xxxiii)	Immunity. Neither the Company nor any of its subsidiaries, and none of their respective properties or assets, has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, executing or otherwise) under the laws of any jurisdiction in which it has been incorporated or in which any of its property or assets are held.

(xxxiv)	PFIC Status. Subject to the qualifications, limitations, exceptions and assumptions set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company believes that it will not be a passive foreign investment company (a “PFIC”), as defined in section 1297 of the Internal Revenue Code of 1986, as amended, in its current taxable year and does not anticipate becoming a PFIC in future years.

(b) Each of the Selling Shareholders, severally, and not joint and severally, represents and warrants to, and agrees with, the several Underwriters, as of the date hereof and as of the Closing Date, as follows:

(i)	All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholders of this Agreement, and for the sale and delivery of the Shareholder Shares to be sold by such Selling Shareholders hereunder, have been obtained, except for the registration under the Securities Act of the Shareholder Shares or approval for listing on the Nasdaq and such consents, approvals, authorizations and orders (x) as may be required under federal or state securities or Blue Sky laws or the rules and regulations of FINRA or (y) that have already been obtained; and such Selling Shareholders have full right, power and authority to enter into this Agreement, and to sell, assign, transfer and deliver the Shareholder Shares to be sold by such Selling Shareholders hereunder.

(ii)	The sale of the Shareholder Shares to be sold by such Selling Shareholders hereunder and the compliance by such Selling Shareholders with this Agreement, and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Shareholders are a party or by which such Selling Shareholders are bound or to which any of the property or assets of such Selling Shareholders are subject, except as would not reasonably be expected to affect the validity of the Shareholder Shares being sold by such Selling Shareholders or impact the ability of such Selling Shareholders to perform their obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Shareholders of their obligations under this Agreement and the consummation by such Selling Shareholders of the transactions contemplated by this Agreement in connection with the Shareholder Shares to be sold by such Selling Shareholders hereunder, except the registration under the Securities Act of the Shareholder Shares or approval for listing on Nasdaq and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under federal or state securities or Blue Sky laws or the rules and regulations of FINRA in connection with the purchase and distribution of the Shareholder Shares by the Underwriters.

(iii)	Such Selling Shareholders have, and immediately prior to the time of delivery such Selling Shareholders will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shareholder Shares to be sold by such Selling Shareholders hereunder at such time of delivery, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of such Shareholder Shares and payment therefor pursuant hereto, good and valid title to such Shareholder Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

(iv)	On or prior to the date of the Final Prospectus, such Selling Shareholders have executed and delivered to the Underwriters a Lock-Up Agreement.

(v)	Such Selling Shareholders have not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shareholder Shares.

(vi)	To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholders expressly for use therein (it being understood and agreed upon that the only such information furnished by any Selling Shareholder consists of the following information furnished on behalf of such Selling Shareholder: the legal name, address and the number of securities owned by such Selling Shareholders before and after the offering contemplated hereby and the other information with respect to such Selling Shareholders (other than percentages) that appears in the table and corresponding footnotes under the caption “Principal and Selling Shareholders” in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, such statements or omissions made in the Registration Statement and Preliminary Prospectus did, and such statements or omissions made in the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(vii)	In order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholders will deliver to the Representatives prior to or at the first time of delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(viii)	The obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, or in the case of a partnership or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; if any such partnership, limited liability company or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shareholder Shares to be sold by such Selling Shareholders hereunder, certificates or book entry securities entitlements representing the Shareholder Shares to be sold by such Selling Shareholders hereunder shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement.

(ix)	Such Selling Shareholders will not directly or indirectly use the proceeds of the offering of the Shareholder Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of any sanctions administered or enforced by the U.S. government, including, without limitation, the OFAC, of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, the Currency and Foreign Transactions Reporting Act of 1970, as amended, Russian Federal Law No. 115-FZ “On Combating the Legalization (Laundering) of Criminally Obtained Income and Funding of Terrorism” dated August 7, 2001, as amended, and the rules and regulations promulgated thereunder, and the antimoney laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business or any anti-corruption laws.

(x)	Such Selling Shareholders are not prompted by any material information concerning the Company or any of its subsidiaries that is not disclosed in the Registration Statement or Prospectus to sell their Shareholder Shares pursuant to this Agreement.

4. Purchase, Sale and Delivery of Shares.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Shares to the several Underwriters, and the several Underwriters agree, severally and not jointly, to purchase the Shares set forth opposite the names of the Underwriters in Schedule I hereto. The purchase price for each Share shall be $5.00 per share.

(b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each of the Selling Shareholders agrees to sell the Shareholder Shares to the several Underwriters, and the several Underwriters agree, severally and not jointly, to purchase the Shareholder Shares set forth opposite the names of the Underwriters in Schedule I hereto. The purchase price for each Shareholder Share shall be $5.00 per share.

(c) [Intentionally Omitted]

(d) The Shares will be delivered by the Company and the Selling Shareholders to the Representative, for the respective accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company and the Selling Shareholder at the offices of Wilson-Davis & Co., Inc., 236 S Main, Salt Lake City, Utah 84101, or such other location as may be mutually acceptable, at 9:00 a.m. Eastern Time, on the second (or if the Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the third) full business day following the date hereof, or at such other time and date as the Representative, the Company and the Selling Shareholders determine pursuant to Rule 15c6-1(a) under the Exchange Act. The time and date of delivery of the Shares is referred to herein as the “Closing Date.” On the Closing Date, the Company and the Selling Shareholders shall deliver the Shares which shall be registered in the name or names and shall be in such denominations as the Representative may request on behalf of the Underwriters at least one (1) business day before the Closing Date, to the respective accounts of the several Underwriters, which delivery shall with respect to the Shares, be made through the facilities of the Depository Trust Company’s Deposit or Withdrawal at Custodian (“DWAC”) system.

(e) It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Shares the Underwriters have agreed to purchase. The Representative, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

5. Covenants.

(a)	The Company covenants and agrees with the Underwriters as follows:

(i)	The Company shall prepare the Final Prospectus in a form approved by the Representative and file such Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules and Regulations.

(ii)	During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Representative the Final Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(iii)	From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Ordinary Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B or 430C as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(iv)	(A) During the Prospectus Delivery Period, the Company and the Selling Shareholders will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Final Prospectus. If during the Prospectus Delivery Period any event occurs the result of which would cause the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or counsel to the Underwriters to amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act, the Company will promptly notify the Representative, allow the Representative the opportunity to provide reasonable comments on such amendment, prospectus supplement or document, and will amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B) If at any time during the Prospectus Delivery Period there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include, when taken together with the Time of Sale Disclosure Package, an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v)	The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative reasonably designates and to continue such qualifications in effect so long as required, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(vi)	The Company will furnish to the Underwriters and counsel to the Underwriters copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(vii)	The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(viii)	The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid all expenses relating to the offering, including, without limitation, (A) all filing fees and expenses relating to the registration of the Securities with the Commission, (B) all FINRA public offering filing fees, (C) all fees and expenses relating to the listing of the Ordinary Shares on Nasdaq, (D) all fees, expenses, and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel) unless such filings are not required in connection with the Company’s proposed Nasdaq listing, (E) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities law of such foreign jurisdiction as the Representative may reasonably designate, (F) the costs of all mailing and printing of the offering documents, (G) transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to the Representative, (H) the fees and expenses of the Company’s counsel and accountants, and (I) a maximum of $170,000 (“Accountable Expense Allowance”) for fees and expenses including “road show,” background checks, diligence, and reasonable legal fees and disbursements for the Representative’s counsel (the “Accountable Expenses”) and up to $12,900 for clearing agent fees. Notwithstanding the foregoing, any advance previously paid by the Company to the Representative, which the Company and the Representative acknowledge is in the amount of $30,000 (the “Advance”), shall be applied towards the Accountable Expense Allowance set forth herein; provided that the Representative will reimburse the Company for any remaining portion of the Advance to the extent such amount of the Advance was not used for the Accountable Expenses actually incurred by the Representative in the offering. If this Agreement is terminated, the Company will reimburse the Representative for reasonable fees and disbursements of counsel up to an aggregate of $50,000, incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Shares or in contemplation of performing its obligations hereunder. The Selling Shareholders covenant and agree with the several Underwriters that such Selling Shareholders will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholders’ obligations with respect to (i) all taxes incident to the sale and delivery of the Shareholder Shares to be sold by such Selling Shareholders to the Underwriters hereunder, and the Selling Shareholders agree to reimburse the Representative for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated and (ii) all fees and expenses of any advisors or counsel for such Selling Shareholders.

(ix)	The Company intends to apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the heading “Use of Proceeds”.

(x)	The Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xi)	The Company and the Selling Shareholders, severally and not jointly, each represents and agrees that, unless it obtains the prior written consent of the Representative and each Underwriter, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(xii)	The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative (such consent not be unreasonably withheld or delayed), it will not, for a period of 180 days after the date of this Agreement (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. The restrictions contained in the preceding sentence shall not apply to (i) the Ordinary Shares to be sold hereunder, (ii) the issuance by the Company of Ordinary Shares upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, which is disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the terms of which option, warrant or other outstanding convertible security are not thereafter amended, (iii) the adoption of an equity incentive plan and the grant of options and/or restricted stock grants thereunder, and the filing of a registration statement on Form S-8; provided, however, that any sales by parties to the Lock-Up Agreements (as defined in Section 6(i)) shall be subject to the Lock-Up Agreements and (iv) issuance of securities in connection with an acquisition or a strategic relationship; provided that none of such securities shall be saleable in the public market until the expiration of the Lock-Up Period described above unless otherwise approved by the Underwriters.

(xiii)	To engage and maintain, at its expense, a registrar and transfer agent for the Ordinary Shares (if other than the Company).

(xiv)	To use its reasonable best efforts to maintain the listing of the Ordinary Shares on Nasdaq.

(xv)	To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(xvi)	The Company further agrees that, in addition to the expenses payable pursuant to Section 5(a)(viii), on the Closing Date, it shall pay to the Representative, by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of the Shares; provided, however, that in the event that the Offering is terminated, the Company agrees to reimburse the Underwriters pursuant to Section 5(a)(viii) and Section 9 hereof.

(xvii)	If, from the date of the listing of the Shares of the Company on Nasdaq until the 12-month anniversary following the consummation of the offering (but no longer than three years from the commencement of sales of the offering), the Company or any of its subsidiaries decides to raise funds in the U.S. by means of a public offering (including through an at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent, Wilson-Davis & Co., Inc. (or any affiliate designated by the Representative) shall have the first right to act as sole book-running manager, sole underwriter or sole placement agent for such financing (the “Right of First Refusal”). Each of the transactions described in the foregoing sentence is a “Subject Transaction” and the rights granted to the Representative in this Section 5(xvii) are individually and collectively the “Right of First Refusal”.

The Company shall notify the Representative of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof by email, registered mail or overnight courier service addressed to the Representative. If the Representative fails to exercise the Right of First Refusal with respect to any Subject Transaction within five (5) business days after the mailing of such written notice, then the Representative shall have no further claim or right with respect to the Subject Transaction. The Representative may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by the Representative shall not adversely affect the Representative’s Right of First Refusal with respect to any other Subject Transaction during the one (1) year period agreed to above. If the Representative does not elect to exercise the Right of First Refusal and the material terms of the Subject Transaction are subsequently materially modified as to scope and nature, then the Company shall resubmit the proposed modified terms of the Subject Transaction in writing to the Representative, and the Representative shall have five (5) business days after receipt of such written notice to advise the Company of its election to participate in the proposed transaction.

The Representative’s Right of First Refusal is subject to the Company’s right of “termination for cause,” which shall include the Representative’s material failure to provide the underwriting services contemplated in this Underwriting Agreement. The Company’s exercise of its right of “termination for cause” eliminates any obligation with respect to the Right of First Refusal.

6. Conditions of the Underwriter’s Obligations.

The respective obligations of the several Underwriters hereunder to purchase the Shares are subject to the accuracy, as of the date hereof and at all times through the Closing Date (as if made on the Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Selling Shareholders contained herein, the performance by the Company and the Selling Shareholders of each of their obligations hereunder and the following additional conditions:

(a)	If filing of the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Final Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission; any request of the Commission or the Representative for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the satisfaction of the Representative.

(b)	The Ordinary Shares shall be approved for listing on Nasdaq, and satisfactory evidence thereof shall have been provided to the Representative and its counsel.

(c)	FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d)	The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the reasonable opinion of the Representative, is material, or omits to state a fact which, in the reasonable opinion of the Representative, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e)	On the Closing Date, there shall have been furnished to the Representative on behalf of the Underwriters the opinion and negative assurance letters of Schlueter & Associates, P.C., U.S. securities counsel to the Company, related to the Company, the Selling Shareholders and the Shares, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(f)	On the Closing Date, there shall have been furnished to the Representative on behalf of the Underwriters the opinion and negative assurance letters of Walkers (Hong Kong), Cayman Islands counsel to the Company, related to the Company, the Selling Shareholders and the Shares, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(g)	On the Closing Date, there shall have been furnished to the Representative on behalf of the Underwriters the opinion and negative assurance letters of Insights Law LLC, local counsel to the Company, related to the Company, the Selling Shareholders and the Shares, dated the Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(h)	The Underwriters shall have received a letter from Onestop Assurance PAC, on the date hereof and on the Closing Date, addressed to the Underwriters, confirming that it is independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, as of a date not prior to the date hereof or more than five (5) days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters required by the Underwriters.

(i)	On the Closing Date, there shall have been furnished to the Underwriters a certificate, dated the Closing Date and addressed to the Underwriters, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i)	The representations and warranties of the Company in this Agreement that are qualified by materiality or by reference to any Material Adverse Effect are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part required to be performed or satisfied at or prior to the Closing Date;

(ii)	No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Securities for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)	There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date.

On the Closing Date, there shall have been furnished to the Underwriters a certificate, dated the Closing Date and addressed to the Underwriters, signed by the Company’s secretary to the effect that:

(i) that the Company’s memorandum and articles of association attached to such certificate is true and complete, has not been modified and is in full force and effect;

(ii) that each of its subsidiaries’ memorandum and articles of association, or charter documents attached to such certificate is true and complete, has not been modified and is in full force and effect;

(iii) that the resolutions of the Company’s board of directors relating to this offering attached to such certificate are in full force and effect and have not been modified; and

(iv) the good standing of the Company and each of its subsidiaries.

The documents referred to in such certificate shall be attached to such certificate.

(j)	On or before the date hereof, the Representative shall have received duly executed lock-up agreement, substantially in the form of Exhibit A hereto (each a “Lock-Up Agreement”), by and between the Representative and each of the parties specified in Schedule IV.

(k)	The Company and the Selling Shareholders shall have furnished to the Representative and its counsel such additional documents, certificates and evidence as the Representative and its counsel may have reasonably requested.

(l)	The Company shall deliver or cause the Shares to be delivered by the Company to the Representative at the Closing Date, which shares shall be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian system for the accounts of the several Underwriters.

(m)	The Company and the Selling Shareholders shall deliver or cause the Shareholder Shares to be delivered, not later than the date of this Agreement, by the Selling Shareholders to the Representative, which shares shall be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian system for the accounts of the several Underwriters.

(n)	On the Closing Date, there shall have been furnished to the Underwriters a certificate, dated the Closing Date and addressed to the Underwriters, duly executed by the Selling Shareholders, in customary form reasonably acceptable to the Representative.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except that Section 5(a)(viii), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, and the respective controlling persons, directors, officers, members, shareholders, agents and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such Underwriter or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act (“Written Testing-the-Waters Communications”), any Prospectus, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or the Marketing Materials or in any other materials used in connection with the offering of the Securities (including any Shareholder Shares), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company or the Selling Shareholders contained herein, or (iv) in whole or in part, any failure of the Company or the Selling Shareholders to perform its/their obligations hereunder or under law, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company or the Selling Shareholders by such Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f).

(b) Each Underwriter, severally and not jointly, will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with evaluating, investigating, and defending against any such loss, claim, damage, liability or action. The obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount applicable to the Shares (including any Shareholder Shares) to be purchased by such Underwriter hereunder actually received by such Underwriter.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company/Selling Shareholders on the one hand and the Underwriters on the other from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters/Selling Shareholders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company/Selling Shareholder s on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount of the of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder actually received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting commitments and not joint.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of each Underwriter under this Section 7 shall be in addition to any liability that each Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company and its officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f) For purposes of this Agreement, each Underwriter severally confirms, and the Company acknowledges, that there is no information concerning such Underwriter furnished in writing to the Company by such Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, other than the statement set forth in the last paragraph on the cover page of the Prospectus, the marketing and legal names of each Underwriter, and the statements set forth in the “Underwriting” section of the Registration Statement, the Time of Sale Disclosure Package, and the Final Prospectus only insofar as such statements relate to the amount of selling concession and re-allowance, if any, or to over-allotment, stabilization and related activities that may be undertaken by such Underwriter.

8. Representations and Agreements to Survive Delivery.

All representations, warranties, and agreements of the Company contained herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the several Underwriters and the Company contained in Section 5(a)(viii) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the several Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder.

9. Termination of this Agreement.

(a) The Representative shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if in the discretion of the Representative, (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in Singapore or the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares (ii) trading in the Company’s Ordinary Shares shall have been suspended by the Commission or Nasdaq or trading in securities generally on the Nasdaq Stock Market, the NYSE or the NYSE MKT shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market, the NYSE or NYSE American, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by Cayman Islands, Singapore, the United States, federal or state authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving Singapore, the Cayman Islands, the United States, or any jurisdiction that the Company has operations and assets or any declaration by Singapore, the Cayman Islands, the United States, or any jurisdiction that the Company has operations and assets of a national emergency or war, any substantial change or development involving a prospective substantial change in Singapore, the Cayman Islands, the United States, or any jurisdiction that the Company has operations and assets or other international political, financial or economic conditions or any other calamity or crisis, or (vi) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, or (vii) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(a)(viii) and Section 7 hereof shall at all times be effective and shall survive such termination.

(b) If the Representative elects to terminate this Agreement as provided in this Section 9, the Company and the other Underwriters shall be notified promptly by the Representative by telephone, confirmed by letter.

(c) If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (y) subject to a maximum reimbursement of $170,000, the Company will reimburse the Representative only for all actual, accountable out-of-pocket expenses (including the reasonable fees and disbursements of Sichenzia Ross Ference Carmel LLP, its counsel) reasonably incurred by the Representative in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, or to the other Underwriters for damages occasioned by its failure or refusal.

10. Substitution of Underwriters.

If any Underwriter or Underwriters shall default in its or their obligations to purchase Shares hereunder on the Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Shares to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of Shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of Shares to be purchased by all Underwriters on such Closing Date and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Shares of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Date for a period of not more than five (5) full business days in order to permit the Company to effect whatever changes in the Registration Statement, the Final Prospectus, or in any other documents or arrangements, which may thereby be made necessary, and the Company agrees to promptly file any amendments to the Registration Statement or the Final Prospectus which may thereby be made necessary, and (ii) the respective numbers of Shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or any other Underwriter for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriters or the Company, except that the obligations with respect to expenses to be paid or reimbursed pursuant to Section 5(a)(viii) and Section 7 and Sections 9 through 17, inclusive, shall not terminate and shall remain in full force and effect.

11. Notices.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representative, Wilson-Davis & Co., Inc., 236 S Main, Salt Lake City, Utah 84101, and to Sichenzia Ross Ference Carmel LLP, 1185 Avenue of the Americas, 31st Floor, New York, NY 10036, Attention: Benjamin Tan, Esq., (b) if to the Company, to the Company’s agent for service as such agent’s address appears on the cover page of the Registration Statement with a copy to Schlueter & Associates, P.C. 5655 South Yosemite St., Suite 350, Greenwood Village, CO 80111, Attention: Henry F. Schlueter, Esq., and (c) if to the Selling Shareholder, to Schlueter & Associates, P.C. 5655 South Yosemite St., Suite 350, Greenwood Village, CO 80111, Attention: Henry F. Schlueter, Esq.

12. Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from any Underwriters.

13. Absence of Fiduciary Relationship.

Each of the Company and the Selling Shareholders, severally and not jointly, acknowledges and agrees that: (a) each Underwriter has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and any Underwriter, or between the Selling Shareholders and any Underwriter, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company or the Seller Shareholders on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company and the Selling Shareholders following discussions and arms-length negotiations with the Underwriters and each of the Company and the Selling Shareholders is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company or the Selling Shareholders and that no Underwriter has any obligation to disclose such interest and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship. Underwriters have no obligation to disclose, or account to the Company or Selling Shareholders for, any of such additional financial interests; and (d) it has been advised that each Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of such Underwriter, and not on behalf of the Company or the Selling Shareholders. The Company and each of the Selling Shareholders, severally and not jointly, hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or Selling Shareholders may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

14. Amendments and Waivers.

No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Representative (and to the extent that such amendment directly impacts the rights of the Selling Shareholders, the Selling Shareholders). No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

15. Partial Unenforceability.

The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

16. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. Submission to Jurisdiction.

Each of the Company and the Selling Shareholders hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the Company and Selling Shareholders hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. EACH OF THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS), THE SELLING SHAREHOLDERS AND THE UNDERWRITER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE TIME OF SALE DISCLOSURE PACKAGE, ANY PROSPECTUS AND THE FINAL PROSPECTUS.

18. Entire Agreement.

This Agreement, together with the exhibits and schedules thereto and the Prospectus contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. Notwithstanding anything herein to the contrary, the engagement letter dated November 29, 2022 (the “Engagement Letter”) and the amendment to the Engagement Letter, dated January 17, 2024, between the Company and the Representative shall continue to be effective during their terms and the terms therein shall continue to survive and be enforceable by the Representative, provided that, in the event of a conflict between the terms and conditions of this Agreement and the Engagement Letter and its amendment, the terms and conditions of this Agreement shall control.

19. Counterparts.

This Agreement may be executed and delivered (including by facsimile transmission or electronic mail) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

Please sign and return to the Company and the Selling Shareholders the enclosed duplicates of this letter whereupon this letter will become a binding agreement among the Company, the Selling Shareholders, and the several Underwriters in accordance with its terms.

Very truly yours,

JBDI HOLDINGS LIMITED

/s/ Lim Chwee Poh
Name: Lim Chwee Poh
Title: Chief Executive Officer

/s/ Lim Tze Chong
Lim Tze Chong

/s/ Siow Kim Lian
Siow Kim Lian

/s/ Lim Chwee Poh
Lim Chwee Poh

/s/ Lim Kim Seng
Lim Kim Seng

/s/ Neo Chin Heng
E U HOLDINGS PTE. LTD.
Name: Neo Chin Heng
Title: Director

Confirmed as of the date first above-mentioned by the Representative of the several Underwriters.

Wilson-Davis & Co., Inc.
/s/ Robert McBey
Name: Robert McBey
Title: Chief Executive Officer

[Signature page to Underwriting Agreement]

SCHEDULE I

Name	Number of Shares To be Purchased
Wilson-Davis & Co., Inc.	1,437,950
Dominari Securities LLC	-
Spartan Capital Securities, LLC	812,050
Total

SCHEDULE II

Time of Sale Disclosure Package

SCHEDULE III

Issuer Free Writing Prospectus

SCHEDULE IV

Lock-Up Parties

Mr. Lim Chwee Poh

Mr. Liang Zhao Rong

Mr. Quek Che Wah

Mr. Lim Tze Chong, Patrick

Mr. Lim Tze Ming Kelvin

Mr. Lim Kim Seng

Mr. Han Yee Yen

Mr. Chan Chin Hoong

Mr. Soh Kar Liang

E U Holdings Pte. Ltd.

Final Term Sheet

Issuer:	JBDI HOLDINGS LIMITED (the “Company”)

Symbol:	JBDI

Selling Shareholders:	E U Holdings Pte. Ltd., Lim Tze Chong, Siow Kim Lian, Lim Chwee Poh and Lim Kim Seng

Securities:	2,250,000 Ordinary Shares, par value $0.0005 per share (the “Ordinary Shares”), of the Company.

Public Offering Price:	$5.00 per Ordinary Share.

Underwriting Discount (8%):	$900,000

Non-accountable Expense Allowance (1%):	$112,500

Trade Date:	August 27, 2024

Settlement Date:	August 28, 2024

Representative of Underwriters:	Wilson-Davis & Co., Inc.

EXHIBIT A

Form of Lock-Up Agreement

August 28, 2024

Wilson-Davis & Co., Inc.

236 S Main

Salt Lake City, Utah 84101

As Representative of the several Underwriters named on Schedule 1 to the Underwriting Agreement referenced below

Ladies and Gentlemen:

The undersigned understands that Wilson-Davis & Co., Inc. (the “Representative”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with JBDI Holdings Limited, a Cayman Islands exempted company (the “Company”) and certain selling shareholders, providing for the public offering (the “Public Offering”) of ordinary shares, par value $0.0005 per share, of the Company (the “Ordinary Shares”).

To induce the Representative to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative, the undersigned will not, during the period commencing on the date hereof and ending One Hundred and Eighty (180) days from the closing of the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition other than the Ordinary Shares registered for sale in the Public Offering or resale under the registration statement on Form F-1, as amended (File No. 333-276945) (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Representative in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 13 or Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of the undersigned (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; (d) if the undersigned is a corporation, partnership, limited liability company or other business entity, (i) any transfers of Lock-Up Securities to another corporation, partnership or other business entity that controls, is controlled by or is under common control with the undersigned or (ii) distributions of Lock-Up Securities to members, partners, stockholders, subsidiaries or affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned; (e) if the undersigned is a trust, to a trustee or beneficiary of the trust; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) (d) or (e), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Representative a lockup agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made during the Lock-Up Period; (f) the receipt by the undersigned from the Company of Ordinary Shares upon the vesting of restricted stock awards or stock units or upon the exercise of options to purchase the Company’s Ordinary Shares issued under an equity incentive plan of the Company or an employment arrangement described in the Pricing Prospectus (as defined in the Underwriting Agreement) (the “Plan Shares”) or the transfer or withholding of Ordinary Shares or any securities convertible into Ordinary Shares to the Company upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise, provided that if the undersigned is required to file a report under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Ordinary Shares during the Lock-Up Period, the undersigned shall include a statement in such schedule or report to the effect that the purpose of such transfer was to cover tax withholding obligations of the undersigned in connection with such vesting or exercise and, provided further, that the Plan Shares shall be subject to the terms of this lock-up agreement; (g) the transfer of Lock-Up Securities pursuant to agreements described in the Pricing Prospectus under which the Company has the option to repurchase such securities or a right of first refusal with respect to the transfer of such securities, provided that if the undersigned is required to file a report under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Ordinary Shares during the Lock-Up Period, the undersigned shall include a statement in such schedule or report describing the purpose of the transaction; (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities, provided that (i) such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such public announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Lock-Up Period; (i) the transfer of Lock-Up Securities that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee agrees to sign and deliver a lock-up agreement substantially in the form of this lock-up agreement for the balance of the Lock-Up Period, and provided further, that any filing under Section 13 or Section 16(a) of the Exchange Act that is required to be made during the Lock-Up Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law; and (j) the transfer of Lock- Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Ordinary Shares involving a change of control (as defined below) of the Company after the closing of the Public Offering and approved by the Company’s board of directors; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained in this lock-up agreement. For purposes of clause (j) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d- 5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s LockUp Securities except in compliance with this lock-up agreement.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” securities that the undersigned may purchase in the Public Offering; (ii) the Representative agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Representative will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

The undersigned understands that the Company and the Representative are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by August 28, 2024 or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Ordinary Shares to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative.

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address: